SE Financial Corp.

                              FOR IMMEDIATE RELEASE
                            Contact: Frank S. DePaolo
                                                               President and CEO
                                                                  (215) 468-1700

                               SE FINANCIAL CORP.
               ANNOUNCES AN INCREASE IN THIRD QUARTER 2004 RESULTS


         Philadelphia, Pennsylvania, August 25, 2004 - SE Financial Corp. (OTCBB: SEFL) (the "Company") the holding company for St. Edmond's Federal Savings Bank announced net income of $191.7 thousand, or $.08 per share, for the three months ended July 31, 2004 compared to $129.2 thousand for the same period last year. For the nine months ended July 31, 2004, the Company had net income of $440.4 thousand compared to $408.2 thousand for the nine months ended July 31, 2003. Per share figures are not applicable to the quarter ended and nine months ended July 31, 2003 because the Bank's conversion to stock form and the Company's concurrent initial public offering were not completed until May 6, 2004.

         For the three months ended July 31, 2004, net interest income after provision for loan losses totaled $850.1 thousand compared to $648.2 thousand for the three months ended July 31, 2003, an increase of $201.9 thousand, or 31.1%. This increase is attributable to an increase in the average balance of interest-earning assets to $115.9 million for the three months ended July 31, 2004 compared to $83.1 million for the three months ended July 31, 2003. Non-interest income was $92.7 thousand for the three months ended July 31, 2004 compared to $97.8 thousand for the three months ended July 31, 2003. Non-interest expense was $644.8 thousand for the three months ended July 31, 2004 compared to $539.1 thousand for the three months ended July 31, 2003.

         For the nine months ended July 31, 2004, net interest income after provision for loan losses totaled $2.2 million compared to $2.0 million for the nine months ended July 31, 2003. This increase is attributable to an increase in the average balance of interest-earning assets to $95.6 million for the nine months ended July 31, 2004 compared to $82.9 million for the nine months ended July 31, 2003. Non-interest income was $270.7 thousand for the nine months ended July 31, 2004 compared to $297.1 thousand for the nine months ended July 31, 2003. Non-interest expense was $1.8 million for the nine months ended July 31, 2004 compared to $1.7 million for the nine months ended July 31, 2003.

         Total assets at July 31, 2004 were $118.2 million compared to $87.4 million at October 31, 2003, an increase of $30.8 million, or 35.3%. Cash and cash equivalents decreased to $2.3 million at July 31, 2004 from $6.3 million at October 31, 2003. Investment securities available for sale increased to $52.7 million at July 31, 2004 from $27.3 million at October 31, 2003. Net loans increased $7.0 million, or 13.8%, to $57.8 million at July 31, 2004 from $50.7 million at October 31, 2003. Deposits decreased to $69.5 million at July 31, 2004 from $72.3 million at October 31, 2003. Borrowed money increased to $16.6 million at July 31, 2004 from $6.6 million at October 31, 2003.

         Frank S. DePaolo, President and Chief Executive Officer, stated, "The third quarter results continue to show significant earnings growth. As previously reported, the Board of Directors declared a cash dividend of $.02 per share payable on or about September 20, 2004 to stockholders of record as of September 3, 2004. The continued support and confidence of our shareholders is appreciated."

         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with two offices located in Philadelphia, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                               SE FINANCIAL CORP.

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Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)

                                           Three Months Ended  Nine Months Ended
                                                July 31,            July 31,
                                             ---------------   ---------------
                                              2004     2003     2004     2003
                                             ------   ------   ------   ------
Interest income                              $1,415   $1,248   $3,806   $3,928
Interest expense                                556      591    1,580    1,885
                                             ------   ------   ------   ------
Net interest income                             859      657    2,226    2,043
Provision for loan losses                         9        9       27       27
                                             ------   ------   ------   ------
Net interest income after
  provision for loan losses                     850      648    2,199    2,016
Noninterest income                               93       98      271      297
Noninterest expense                             645      539    1,787    1,655
                                             ------   ------   ------   ------
Income before taxes                             298      207      683      658
Income tax expense                              106       78      243      250
                                             ------   ------   ------   ------
Net income                                   $  192   $  129   $  440   $  408
                                             ======   ======   ======   ======

Weighted average shares outstanding (1)   2,374,450       na  2,374,450     na
Earnings per share (1)                       $ 0.08       na   $ 0.08       na

--------------------------------------------------------------------------------

Performance Ratios (Unaudited)
                                      Three Months Ended    Nine Months Ended
                                            July 31,             July 31,
                                       ------------------   -------------------
                                         2004       2003       2004       2003
                                       -------    -------    -------    -------
Return on average assets (2)             0.63%      0.60%      0.59%      0.63%
Return on average equity (2)             3.14%      6.64%      4.36%      7.13%
Net interest margin on avg
  interest earning assets (2)(3)         3.02%      3.22%      3.17%      3.34%

--------------------------------------------------------------------------------

Selected Balance Sheet Data (Unaudited)
(Dollars in thousands except per share data)

                                                    July 31,     October 31,
                                                     2004           2003
                                                 ----------       --------
Assets                                           $  118,244        87,367
Loan receivable, net                                 57,753        50,730
Cash and cash equivalents                             2,325         6,304
Investment securities available for sale             52,730        27,337
Deposits                                             69,524        72,273
FHLB borrowings                                      16,592         6,637
Total stockholders' equity                           30,954         7,672
Ending shares outstanding (1)                     2,375,331            na
Book value per share (1)                              13.03            na
Stockholders' equity to total assets                  26.18%         8.78%

--------------------------------------------------------------------------------

Asset Quality (Unaudited)
(Dollars in thousands)                                 July 31,   October 31,
                                                         2004         2003
                                                       -------     -------
   Non-performing assets (4)                           $   169     $   421
   Allowance for losses                                    268         263
   Non-performing assets to total assets                  0.14%       0.48%
   Allowance for losses to total loans                    0.46%       0.51%
   Allowance for losses to non-performing assets        158.58%      62.47%

     --------------------------------------------------------------------------

     (1) Shares outstanding does not include unreleased ESOP shares for purposes of the weighted average shares outstanding calculation and the ending shares outstanding calculation. Earnings per shares figures reflect earnings since becoming a public company on May 6, 2004.
     (2)  Annualized for the three and nine months ended July 31, 2004 and 2003.
     (3) The yield on municipal securities has been adjusted to a tax-equivalent basis.
     (4)  Non-performing assets include non-accrual loans and real estate owned.